Exhibit 10.21

PROMISSORY NOTE

$196,311.00	December 3, 2001

        For value received, Robert A. Shortt (the "Borrower"), promises to pay to the order of Water Pik Technologies, Inc., a Delaware corporation (the "Lender"), the principal sum of One Hundred Ninety Six Thousand Three Hundred Eleven and 00/100 Dollars ($196,311.00), plus interest thereon at the semi-annual compounding rate of 4.99%, payable as set forth below.

        This Promissory Note (the "Note") evidences a loan from the Lender to the Borrower for the purpose of facilitating Borrower's satisfaction of a financial obligation to CSK Auto Corporation ("CSK"), Borrower's former employer, incurred by Borrower pursuant to CSK's Senior Executive Stock Loan Plan. This Note is the result of a commitment made by the Lender in connection with recruiting Borrower as an employee of Lender. This Note is secured by a pledge of shares of common stock of CSK (the "Pledged CSK Shares") and shares of common stock ("Common Stock") par value $0.01 per share of the Lender (the "Pledged PIK Shares") described in Exhibit A hereto.

        Prior to November 29, 2004, no portion of the principal amount hereof shall be due and payable except upon the occurrence of an Event of Default (as hereinafter defined), and interest hereon shall be payable in arrears, in whole or in part, from cash dividends, if any, on the Pledged CSK Shares and the Pledged PIK Shares. On November 29, 2004, accrued but unpaid interest shall be added to the then outstanding principal amount hereof, and such revised principal amount plus interest thereon shall be paid by the Borrower to the Lender in substantially equal monthly payments, commencing on the first day of the month immediately following November 29, 2004 and on the first day of each month thereafter, with all outstanding principal and interest to be paid no later than November 29, 2009. For the convenience of the Borrower and not as a condition to the Borrower's obligations hereunder, as soon as practicable after November 29, 2004, the Lender shall deliver to the Borrower an amortization schedule with respect to the loan evidenced hereby which schedule shall reflect the monthly payment schedule described above.

        Payment of principal and interest shall be made in lawful money of the United States of America or in shares of Common Stock held by Borrower, other than the Pledged CSK Shares or the Pledged PIK Shares, shares of Common Stock designated as being subject to the Lender's Stock Acquisition and Retention Program ("SARP"), shares of Common Stock credited to Borrower's account pursuant to the Lender's qualified defined contribution plan or shares of Common Stock subject to outstanding but unexercised stock options of the Borrower; provided, however that shares of Common Stock purchased or designated under the SARP can be used to pay principal and/or interest if at the time of such payment, Borrower is an active employee of Water Pik Technologies, Inc. or a subsidiary of Water Pik Technologies, Inc. or the Participant's employment is terminated due to death, disability, or retirement pursuant to the retirement policy of Water Pik Technologies, Inc. Principal and interest shall be payable or deliverable to Lender at:

      Water Pik Technologies, Inc.
      23 Corporate Plaza, Suite 246
      Newport Beach, CA 92660
      Attention: Chief Financial Officer

        Any shares of Common Stock delivered as payment hereunder shall be valued at their fair market value (as defined below), determined as of the business day preceding the date of delivery to the Lender. For this purpose, "business day" means any day on which the New York Stock Exchange shall be open for trading. "Fair market value" means the average of the high and low trading prices of the Common Stock as reported on the New York Stock Exchange or, if the Common Stock is not then traded on the New York Stock Exchange, on such other national securities exchange on which the Common Stock is admitted to trade, or, if none, on the National Association of Securities Dealers Automated Quotation System if the Common Stock is admitted for quotation thereon: provided, however, if there were no sales reported as of a particular date, fair market value shall be computed as of the last date preceding such date on which a sale was reported; provided, further, that if any such exchange or quotation system is closed on any day on which fair market value is to be determined, fair market value shall be determined as of the first date immediately preceding such date on which such exchange or quotation system was open for trading.

        The Borrower shall pay a late charge at a rate of two percent (2%) per month on any amount of principal or interest that is not paid within ten (10) days of the due date of such amount.

        Each of the following events shall constitute an "Event of Default" and all such events shall collectively be referred to as "Events of Default":

  (a)
  Default in the payment of principal of or interest on this Promissory Note and continuance thereof for ten (10) or more days after notice of such default has been provided to Borrower from the Lender;

  (b)
  Borrower (i) becomes insolvent or admits in writing his inability to pay his debts as they mature or (ii) applies for, consents to, or acquiesces in the appointment of a trustee or receiver for any of his property; or, in the absence of such application, consent or acquiescence, a trustee or receiver is appointed for Borrower for a substantial part of his property and is not discharged within sixty (60) days; or any bankruptcy, reorganization, debt arrangement, or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceedings, (x) is instituted against Borrower and remains for sixty (60) days undismissed, or (y) is consented to or acquiesced in by Borrower;

  (c)
  Borrower's active employment with the Lender terminates for any reason or no reason, including, without limitation, termination by reason of death or disability; or

  (d)
  Default in the performance of any of Borrower's agreements and covenants set forth herein or in the Pledge Agreement related hereto and not constituting an Event of Default enumerated above and continuance thereof for thirty (30) days after written notice thereof has been provided to Borrower from the Lender.

        Upon the occurrence of an Event of Default specified above, the outstanding Principal Amount hereof and accrued interest hereon may be declared to be and shall thereupon become immediately due and payable: provided, however, that upon the occurrence of an Event of Default described in clause (b) or (c) above, the outstanding principal amount hereof and accrued interest hereon shall automatically become immediately due and payable.

        The principal amount of this Promissory Note may be prepaid by the Borrower at any time, in whole or in part, without penalty.

        Demand, presentation, protest, notice of dishonor and notice of default are hereby waived. In any action on this Promissory Note, Lender or its assigns need not produce or file this Promissory Note, but need only produce or file a photocopy of this Promissory Note certified by Lender or its assignees to be a true and correct copy of this Promissory Note.

        Notwithstanding anything herein to the contrary, if at any time the interest or other amount treated as interest under applicable law ("Interest") hereunder exceeds the maximum lawful rate (the "Maximum Rate") which may be charged in accordance with applicable laws, the rate of Interest hereunder shall be limited to the Maximum Rate.

        All notices or communications to the Borrower hereunder shall be in writing, addressed as follows:

  Robert A. Shortt
  23 Corporate Plaza, Suite 246
  Newport Beach, CA 92660

        Any such notice or communication shall be sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as the Borrower may designate in writing from time or time), and the actual date of receipt, as shown by the receipt therefor, shall determine the time at which notice was given.

        This Promissory Note shall be governed by and construed in accordance with the laws of the State of Delaware other than the conflict of laws provisions thereof.

        WITNESS the due execution hereof with intent to be legally bound.

Witness:	BORROWER
/s/ ROBERT A. SHORTT Robert A. Shortt

EXHIBIT A
PLEDGED SECURITIES

Stock	Certificate No.	No. of Shares
CSK Auto Corporation. (NYSE: CAO) (the "Pledged CSK Shares")		1,000

Water Pik Technologies, Inc. (NYSE: PIK) (the "Pledged PIK Shares")	8576	33,108